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Exhibit 3.42

[STATE OF WEST VIRGINIA SEAL]

Certificate

I, Ken Hechler, Secretary of State of the
State of West Virginia, hereby certify that

by the provisions of Chapter 31, Article 1, Sections 27 and 28 of the West Virginia Code, the Articles of Incorporation of

PIONEER MINING, INC.

conform to law and are filed in my office. I therefore declare the organization to be a Corporation for the purposes set forth in its Articles, with the right of perpetual existence, and I issue this

CERTIFICATE OF INCORPORATION

to which I have attached a duplicate original of the Articles of Incorporation.

[SEAL]	Given under my hand and the Great Seal of the State of West Virginia, on this TWENTY-SIXTH day of DECEMBER 1995
/s/ KEN HECHLER
Secretary of State

FILED
DEC 27 1995
IN THE OFFICE OF
SECRETARY OF STATE
WEST VIRGINIA

ARTICLES OF INCORPORATION
OF
PIONEER MINING, INC.

        The undersigned, acting as incorporator of a corporation under Section 27, Article 1, Chapter 31 of the Code of West Virginia adopt(s) the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

        I.     The undersigned agree to become a corporation by the name of Pioneer Mining, Inc.

        II.    The address of the principal office of said corporation will be located at 1524 Kanawha Boulevard, East, Charleston, West Virginia 25311.

        III.  The purpose or purposes for which this corporation is formed are as follows:

        To act in any business not contrary to the laws of the State of West Virginia and to have and exercise all the rights and privileges conferred by the laws of the State of West Virginia upon corporations formed under such laws and to do any and all things to the same extent as natural persons might or could do.

        IV.   Provisions granting preemptive rights are:

        Any holder of stock of the corporation of any class shall, as such holder, have a preemptive right to purchase or subscribe for (a) any stock of any class now or hereafter authorized, or any warrants, options, or other instruments that shall confer upon the holders thereof the right to subscribe for or purchase or receive from the corporation any stock of any class which the corporation may issue or sell, whether or not the same shall be exchangeable for any stock of the corporation of any class, or (b) any obligations which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the corporation of any class or to which shall be attached or appurtenant any options, or other instruments that shall confer upon the holders of such obligations, warrants, options or other instruments the right to subscribe for or purchase or receive from the corporation any shares of its capital stock of any class or classes now or hereafter authorized.

        V.     Provisions for the regulation of the internal affairs of the corporation are: None.

        VI.  The amount of the total authorized capital stock of said corporation shall be $1,000 which shall be divided into 1,000 shares of the par value of $1.00 each.

        VII. The full name and address of the incorporator

NAME	ADDRESS
Gary D. Kale	1524 Kanawha Boulevard, E. Charleston, WV. 25311

        VIII. The existence of this corporation is to be perpetual.

        IX.  The name and address of the appointed person to whom notice of process may be sent: Gary D. Kale, 1524 Kanawha Boulevard., E., Charleston, W.V. 25311.

        X.    The number of directors constituting the initial board of directors of the corporation is one and the name and address of the person who shall serve as director until the first annual meeting of shareholders or until successor are elected and shall qualify:

NAME	ADDRESS
Gary D. Kale	1524 Kanawha Boulevard, E. Charleston, WV. 25311

        I, THE UNDERSIGNED, for purposes of forming a corporation under the laws of the State of West Virginia, do make and file this Articles of Incorporation, and I have accordingly hereto set my respective hand this 26th day of December, 1995.

/s/ GARY D. KALE Gary D. Kale

Articles of Incorporation prepared by:

LEWIS, FRIEDBERG, GLASSER, CASEY & ROLLINS
Suite 700—One Valley Square
Charleston, West Virginia 25301

STATE OF WEST VIRGINIA,
COUNTY OF KANAWHA, to-wit:

        I, Geraldine S. Strickland, a Notary Public in and for the county and state aforesaid, hereby certify that Gary D. Kale whose name is signed to the foregoing Articles of Incorporation, bearing date the 26th day of December, 1995, this day personally appeared before me in my said county and severally acknowledged his signature to be the same.

        Given under my hand and official seal this the 26th day of December, 1995.

/s/ GERALDINE S. STRICKLAND Notary Public

(NOTARIAL SEAL)

        My commission expires: November 19, 2004.

[SEAL]

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Exhibit 3.42